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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 6, 2005


                        GENEREX BIOTECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)



              Delaware               000-25169               98-0178636
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           (State of Other          (Commission            (IRS Employer
           Jurisdiction of          File Number)           Identification
           Incorporation)                                      Number)


    33 Harbor Square, Suite 202, Toronto, Ontario Canada        M5J 2G2
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         (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (416) 364-2551
                                                           --------------

                                      N/A
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         (Former name or former address, if changed since last report.)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02         Unregistered Sales of Equity Securities.

         On April 6, 2005, Generex Biotechnology Corporation (the "Company") entered into a Promissory Note and Agreement with Omicron Master Trust ("Omicron") pursuant to which Omicron loaned the Company the principal amount of $100,000, which amount will accrue interest at the rate of 10% per annum (the "Note"). The outstanding principal balance under the Note and any accrued but unpaid interest thereon is due and payable on May 15, 2005 to the extent that Omicron has not exercised its conversion rights under the Note as described below. Interest on the outstanding principal balance under the Note will accrue after the maturity date, default or judgment against the Company, and interest on overdue amounts, including accrued but unpaid interest, will accrue at the rate of 10% per annum.

         As additional consideration for the loan, on April 28, 2005, the Company will issue Omicron a warrant to purchase an aggregate of 243,902 shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), which will expire on April 27, 2010 (the "Warrant"). At any time after April 28, 2005 and at Omicron's option, the outstanding principal balance under the Note, together with any accrued but unpaid interest thereon, and the Warrant will be convertible or exercisable into shares of Common Stock at the conversion/exercise price of $0.82 per share. Omicron has agreed that it will neither convert the Note nor exercise the Warrant if such conversion or exercise would cause Omicron, together with its affiliates, to beneficially own more than 9.99% of the shares of Common Stock then outstanding. The Company has agreed to register the shares of Common Stock issued upon conversion of the Note and exercise of the Warrant for resale in the next registration statement that the Company files with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

         Omicron's right to convert the Note is subject to certain participation rights of Iroquois Capital, L.P., Cranshire Capital, L.P. and Smithfield Fiduciary, LLC, which, together with Omicron, are the holders of the Company's 6% Secured Convertible Debentures (the "Debentures") issued pursuant to a Securities Purchase Agreement, which closed on November 15, 2004 (the "Securities Purchase Agreement"). The Securities Purchase Agreement is discussed in and filed as an exhibit to the Company's Current Report on Form 8-K, filed November 12, 2004. The participation rights granted to the holders of the Debentures under the Securities Purchase Agreement provide that, upon any financing by the Company or any of its subsidiaries of Common Stock or debt or securities convertible or exercisable into Common Stock, each such holder will have the right to purchase up to 100% of such financing. The Company does not anticipate that the other holders of Debentures will elect to exercise their participation rights with respect to the Note, but this expectation may prove to be incorrect.

         The offer and sale of the Note and the Warrant, including shares of Common Stock into which the Note and Warrant are convertible or exercisable (collectively, the "Securities"), by the Company to Omicron was exempt from registration under the Securities Act in reliance upon Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Omicron has previously represented and warranted to the Company that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Any certificates issued representing the Warrant and shares of Common Stock issued upon conversion/exercise of the Note and the Warrant will be legended to indicate that they are restricted. No sale of the Securities involved the use of underwriters, and no commissions were paid in connection with the issuance or sale of the Securities.


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                                    SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENEREX BIOTECHNOLOGY CORPORATION

Dated: April 12, 2005                   By:  /s/ Rose C. Perri
                                           -------------------------------------
                                             Chief Operating Officer and
                                             Chief Financial Officer
                                             (principal financial officer)